Exhibit 10.22

FE-DA ELECTRONICS COMPANY PRIVATE LIMITED

Supplementary Agreement of Acquisition Framework Agreement

September 28, 2020

Supplementary Agreement of Acquisition Framework Agreement

The Supplementary Agreement of Acquisition Framework Agreement (“this agreement”) is signed by the following parties in Nanshan District, Shenzhen on September 28, 2020:

VIYI Technology INC. (“VIYI Technology”)

Office address: 502 Unit Building 3 Yirantiandiju Nanshan District Shenzhen Guangdong Province

ABLE PEAK SERVICES LIMITED (“ABLE PEAK”)

Office address: Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Island

FE-DA ELECTRONICS COMPANY PRIVATE LIMITED “FE-DA ELECTRONICS”

It contains the subsidiary VIYI Technology and affiliated VIYI Technology unless the context otherwise requires.

Office address: 180 PAYA LEBAR ROAD10-01 YI GUANG FACTORY BUILDING

Whereas VIYI Technology intends to purchase FE - DA ELECTRONICS, and FE - DA ELECTRONICS is willing to accept the acquisition of VIYI Technology. In accordance with the relevant laws and regulations, the parties reach the supplementary agreement of Acquisition Framework Agreement on the acquisition through friendly negotiation for mutual compliance:

The acquisition includes the following performance and profit bets:

1. VIYI Technology purchases 100% equity of FE - DA ELECTRONICS with USD 35 million, and after transfer, FE - DA ELECTRONICS becomes the wholly-owned subsidiary of VIYI Technology.

2. Whereas the actual value of FE - DA ELECTRONICS is reflected on the corporate performance, VIYI Technology shall have the right to require ABLE PEAK to compensate the company twice the margin of the net profit commitment if the bet fails, so as to promote it to complete the net profit commitment in the next three years.

(1) All the parties agree that the first day of January of the second year following the equity change date shall be the commencement date of the performance commitment. The first year is defined as a year from the first day of January of the second year after the equity change to the 31st day of December of the next year, and so on.

(2) All the parties agree that the performance net profit betting commitment is three years. The operating net profit betting commitment after contributing to the audit of VIYI Technology: the annual net profit for the first year is USD 3 million; the annual net profit for the second year is USD 6 million; the annual net profit for the third year is USD 9 million.

(3) All the parties agree that the performance bet net profit for the first year is USD 3 million, and after achieving the betting performance, VIYI Technology will pay the second acquisition payment of USD 6 million to the designated account of the original shareholder ABLE PEAK SERVICES LIMITED on March 31, 2022. If the bet net profit USD 3 million is not achieved, the difference will be repaid by PEAK to VIYI Technology at the rate of 2 times of the difference.

(4) All the parties agree that the performance bet net profit for the second year is USD 6 million, and after achieving the betting performance, VIYI Technology will pay the third acquisition payment of USD 6 million to the designated account of the original shareholder ABLE PEAK SERVICES LIMITED on March 31, 2023. If the bet net profit USD 6 million is not achieved, the difference will be repaid by PEAK to VIYI Technology at the rate of 2 times of the difference.

(5) All the parties agree that the performance bet net profit for the third year is USD 9 million, and after achieving the betting performance, VIYI Technology will pay the fourth acquisition payment of USD 8 million to the designated account of the original shareholder ABLE PEAK SERVICES LIMITED on March 31, 2024. If the bet net profit USD 9 million is not achieved, the difference will be repaid by ABLE PEAK to VIYI Technology at the rate of 2 times of the difference.

3. After signing this agreement, FE - DA ELECTRONICS shall fully cooperate to complete the net profit commitment within the three-year performance betting period. In any case, the maximum compensation of ABLE PEAK will not exceed the sum of the above three years’ performance commitments or the total double compensation amount of USD 20 million.

This agreement shall be written in Chinese. This agreement is in triplicate with each party holding each copy respectively, which shall have the equal legal effect after being signed.

(There is no text below, which is the signature page)

It is the signature page of the Supplementary Agreement of Acquisition Framework Agreement

For and on behalf of

VIYI Technology Inc.

Audorized Signature(s)

VIYI Technology INC. (seal)

It is the signature page of the Supplementary Agreement of Acquisition Framework Agreement

ABLE PEAK SERVICES LIMITED (seal)

It is the signature page of the Supplementary Agreement of Acquisition Framework Agreement

FE- DA ELECTRONICS COMPANY PRIVATE LIMITED (seal)